SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission
☒	Definitive Proxy Statement		only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LIVEPERSON, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 21, 2006

Dear LivePerson Stockholders:

On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Tuesday, May 23, 2006 at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088).

The purposes of this meeting are:

•	the election of two directors;

•	the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as our independent registered public accounting firm; and

•	to act upon such other business as may properly come before the Annual Meeting.

You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice and a vote FOR the proposal listed as Item 2 in the Notice.

You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

The Proxy Statement and the enclosed Proxy Card are first being mailed on or about April 24, 2006 to stockholders entitled to vote. Our 2005 Annual Report to Stockholders is being mailed with the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely, Robert P. LoCascio Chairman of the Board and Chief Executive Officer

LIVEPERSON, INC.

462 Seventh Avenue
New York, New York 10018

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. MAY 23, 2006

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 on Tuesday, May 23, 2006 at 10:00 a.m. (Eastern Daylight time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders or in each case until such director’s successor shall have been duly elected and qualified;

(2)	To ratify the Audit Committee’s appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 10, 2006 will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors Timothy E. Bixby President, Chief Financial Officer, Secretary and Director

New York, New York
April 21, 2006

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

LIVEPERSON, INC.

462 Seventh Avenue
New York, New York 10018

 PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of April 10, 2006, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2006, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088). This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about April 24, 2006 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) the election of two directors;

(ii) the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(iii) to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.

On April 10, 2006, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 38,879,018 shares of the Company’s Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 10, 2006. Stockholders may not cumulate votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as Class III Directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class III directors.

Proposals other than for the election of the Class III directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the Class III directors proposed by the Board, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 462 Seventh Avenue, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2007 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before December 22, 2006. In addition, under the Company’s bylaws, any proposal for consideration at the 2007 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on January 23, 2007 and the close of business on February 22, 2007, and is otherwise in compliance with the requirements set forth in the Company’s bylaws. The proxy solicited by the Board of Directors for the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

General

The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

The Board consists of six persons, as follows:

Class I (current term ends upon 2007 Annual Meeting)	Class II (current term ends upon 2008 Annual Meeting)	Class III (current term ends upon this Annual Meeting)
Emmanuel Gill	Steven Berns	Kevin C. Lavan
William G. Wesemann	Timothy E. Bixby	Robert P. LoCascio

The term of office for the two Class III directors listed above expires at the Annual Meeting. The Board has selected Messrs. Lavan and LoCascio, the current Class III directors, as nominees for Class III directors whose term of office will expire at the 2009 Annual Meeting of Stockholders.

Messrs. Lavan and LoCascio have agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event that either Mr. Lavan or Mr. LoCascio is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Lavan and LoCascio. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Required Vote

The Class III directors shall be elected by the affirmative vote of a plurality of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

Nominees for Term Ending upon the 2009 Annual Meeting of Stockholders (Class III)

Kevin C. Lavan, 53, has been a director since January 2000. Since October 2000, Mr. Lavan has been serving as an independent consultant to marketing services organizations. Between March 2005 and November 2005, Mr. Lavan served as Chief Financial Officer of Crispin Porter + Bogusky. Between November 2004 and March 2005, Mr. Lavan served as a Sarbanes-Oxley consultant to MDC Partners Inc. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College.

Robert P. LoCascio, 37, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City 2001 Ernst & Young Entrepreneur of the Year finalist. Mr. LoCascio received a B.B.A. from Loyola College.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. LAVAN AND LOCASCIO.

Continuing Directors for Term Ending upon the 2007 Annual Meeting of Stockholders (Class I)

Emmanuel Gill, 67, has been a director since July 2001. Since 1999, Mr. Gill has been President and Chief Executive Officer of Gilbridge Holdings Ltd., a private company which invests in Israeli technology start-up businesses and assists them in entering the United States market. Mr. Gill was a director of our subsidiary HumanClick Ltd., which we acquired in October 2000. Between 1979 and 1999, Mr. Gill was President and Chief Executive Officer of Elbit Ltd., an Israeli manufacturer of electronics for the defense, communications and medical industries. In 1996, Elbit completed a strategic spin-off, forming three separate publicly-traded companies, and Mr. Gill remained Chairman of each of the Elbit spin-offs until forming Gilbridge in 1999. Mr. Gill received a B.S. from the Technion, Israel Institute of Technology.

William G. Wesemann, 49, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a leading provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University).

Continuing Directors for Term Ending upon the 2008 Annual Meeting of Stockholders (Class II)

Steven Berns, 41, has been a director since April 2002. Mr. Berns has been the President, Chief Financial Officer and a director of MDC Partners Inc., a marketing communications company, since November 2005. From September 2004 until November 2005, Mr. Berns was Vice Chairman and Executive Vice President of MDC Partners. From August 1999 until September 2004, Mr. Berns was Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies. Before that, Mr. Berns held a variety of positions in finance at Revlon, Inc. from April 1992 to August 1999, becoming Vice President and Treasurer in 1996. Prior to joining Revlon, Mr. Berns worked at Paramount Communications Inc. and at a predecessor public accounting firm of Deloitte & Touche. Mr. Berns is a Certified Public Accountant. Mr. Berns is also a director of L Q Corporation, Inc. Mr. Berns received a M.B.A. from New York University and a B.S. from Lehigh University.

Timothy E. Bixby, 41, has been our Chief Financial Officer since June 1999, our Secretary and a director since October 1999 and our President since March 2001. In addition, Mr. Bixby was an Executive Vice President from January 2000 until March 2001. From March 1999 until May 1999, Mr. Bixby was a private investor. From January 1994 until February 1999, Mr. Bixby was Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products, where he was responsible for internal financial operations, third party distribution deals and strategic business development. From October 1992 through January 1994, Mr. Bixby was Associate Director, Business Development, with the Universal Music Group. Prior to that, Mr. Bixby spent three years in Credit Suisse First Boston’s mergers and acquisitions group as a financial analyst. Mr. Bixby received a M.B.A. from Harvard University and an A.B. from Dartmouth College.

Director Independence

The Board of Directors has affirmatively determined that a majority of its directors (Messrs. Berns, Gill, Lavan and Wesemann) are “independent” under the listing standards of The Nasdaq Stock Market.

Board Committees and Meetings

The Board of Directors held six meetings and acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2005 (the “2005 Fiscal Year”). The Board of Directors has an Audit Committee and a Compensation Committee and does not have a Nominating Committee. In the 2005 Fiscal Year, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2005 Fiscal Year for which such director served).

All directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. The position of presiding director at these meetings rotates among the non-employee directors. At least one of these meetings each year is to include only those directors who are “independent” under the current listing standards of The Nasdaq Stock Market. Currently, all non-employee directors are independent.

All members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. At the 2005 Annual Meeting, four of our directors attended.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Audit Committee are Mr. Berns, Mr. Gill and Mr. Lavan (Chair). Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee held six meetings and acted by written consent on four occasions during the 2005 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is a “financial expert” as defined by the SEC.

The Compensation Committee of our Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Compensation Committee are Mr. Berns, Mr. Gill (Chair) and Mr. Wesemann. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq. The Compensation Committee acted by written consent on one occasion during the 2005 Fiscal Year.

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board. The Board has determined by resolution that a majority of the independent directors of the Board will recommend nominees for director. The independent directors of the Board, in carrying out the nomination function, will not operate under a charter. As disclosed below, each of the directors of the Board who will carry out the nomination function is independent, as defined by the listing standards of Nasdaq. The independent directors of the Board intend to consider director nominees on a case-by-case basis, and therefore have not formalized any specific, minimum qualifications that they believe must be met by a director nominee, identified any specific qualities or skills that they believe are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

The Board of Directors has determined, in connection with the Board’s nomination function described above, that it is the policy of the independent directors acting in such capacity to consider director candidates that are recommended by stockholders. The independent directors will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to LivePerson’s Corporate Secretary, pursuant to the procedures set forth under “Communicating with the Board of Directors” and subject to the deadline set forth under “Deadline for Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s bylaws. Our bylaws can be accessed in the “About Us—Corporate Governance” section of our website at www.liveperson.com.

Director Compensation

Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees receive an annual cash fee of $10,000 and a cash fee of $500 for attendance in person or by telephone at each meeting of the Board of Directors or committees of the Board of Directors, and they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. Non-employee directors are granted options to purchase 35,000 shares of our Common Stock upon their initial election to the Board of Directors. In addition, non-employee directors are granted options to purchase 10,000 shares of our Common Stock on the date of each annual meeting of stockholders after their initial election. These non-employee director option grants are made under our Amended and Restated 2000 Stock Incentive Plan, as amended as of April 21, 2005.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc. at 462 Seventh Avenue, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the “About Us—Corporate Governance” section of our website at www.liveperson.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to LivePerson, Inc., 462 Seventh Avenue, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee and Compensation Committee, as well as copies of LivePerson’s certificate of incorporation and bylaws, can also be accessed in the “About Us—Corporate Governance” section of our website.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 10, 2006, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;

•	each of our executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement; and

•	each of our directors and director nominees;

•	each of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 10, 2006 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 38,879,018 shares of Common Stock outstanding at April 10, 2006. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Janus Capital Management LLC(1)	3,328,490	8.6%
Gilder, Gagnon, Howe & Co. LLC(2)	3,192,004	8.2%
Arbor Capital Management, LLC(3)	2,540,900	6.5%

Named Executive Officers and Directors
Robert P. LoCascio(4)	4,974,463	12.8%
Timothy E. Bixby(5)	1,217,000	3.0%
Steven Berns(6)	40,000	*
Emmanuel Gill(7)	1,513,867	3.9%
Kevin C. Lavan(8)	55,000	*
William G. Wesemann(9)	50,000	*

Directors and Executive Officers as a group (6 persons)(10)	7,850,330	19.5%

*	Less than 1%.

(1)
Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2006 by Janus Capital Management LLC (“Janus Capital”) and Janus Venture Fund, each of whose address is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has an indirect 77.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC ("Perkins Wolf"). Due to the above ownership structure, holdings for Janus Capital, INTECH and Perkins Wolf were aggregated for purposes of the Schedule 13G/A filing. As a result of its role as investment adviser or sub-adviser to various investment companies and to individual and institutional clients (the “Janus Managed Portfolios”), Janus Capital may be deemed to be the beneficial owner of 3,328,490 shares held by the Janus Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the shares held in the Janus Managed Portfolios and disclaims any ownership associated with such rights. Janus Venture Fund is one of the Janus Managed Portfolios to which Janus Capital provides investment advice and is the beneficial owner of 3,078,095 shares.

(2)
Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2006 by Gilder, Gagnon, Howe & Co. LLC (“GGHC”), whose address is 1775 Broadway, 26th Floor, New York, New York 10019. GGHC shares power to dispose or to direct the disposition of all of the shares listed above, which include 3,040,357 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 87,742 shares held in accounts owned by the partners of GGHC and their families, and 63,905 shares held in the account of the profit-sharing plan of GGHC, over which GGHC has sole voting power.

(3)
Based solely on our review of the Schedule 13G filed with the SEC on February 3, 2006 by Arbor Capital Management, LLC (“Arbor”) and Rick D. Leggott, each of whose address is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402. Each of Arbor and Leggott may be deemed to have sole voting power over 2,540,900 shares and sole dispositive power over 2,540,900 shares. Arbor is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Mr. Leggott is Chief Executive Officer of Arbor and beneficially owns a controlling percentage of its outstanding voting securities. As a result of his position with and ownership of securities of Arbor, Mr. Leggott could be deemed to have voting and/or investment power with respect to the shares beneficially owned by Arbor. The Schedule 13G states that neither its filing nor any information contained therein shall be construed as an admission by Mr. Leggott of his control or power to influence the control of Arbor. Arbor has been granted discretionary dispositive power over its clients’ securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to Arbor may be revoked in whole or in part at any time. Not more than five percent of LivePerson’s Common Stock is owned by any one of Arbor’s clients subject to the investment advice of Arbor or its affiliates. Arbor and Mr. Leggott each expressly disclaim beneficial ownership of the shares listed above (except for such shares, if any, beneficially owned by Arbor for its own account or by Mr. Leggott for his individual account and not as a result of his position with and ownership of securities of Arbor).

(4)
Includes 62,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 10, 2006. The address for Mr. LoCascio is c/o LivePerson, Inc., 462 Seventh Avenue, New York, New York 10018.

(5)	Includes 1,117,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 10, 2006.

(6)
Consists of 40,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 35,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 10, 2006.

(7)
Includes 600,413 shares of Common Stock held by Gilbridge Holdings Ltd., an entity over which Mr. Gill indirectly exercises control. The address for Mr. Gill is c/o Gilbridge Holdings Ltd., 350 West 43rd Street, Suite 37C, New York, New York 10036. Also includes 45,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 35,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 10, 2006.

(8)
Consists of 55,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 35,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 10, 2006.

(9)
Consists of 50,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 35,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 10, 2006.

(10)
Includes 1,369,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 10, 2006, which, if exercised, include 140,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 10, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The executive officers of LivePerson, and their ages and positions as of April 1, 2006, are:

Name	Age	Position
Robert P. LoCascio	37	Chief Executive Officer and Chairman of the Board
Timothy E. Bixby	41	President, Chief Financial Officer, Secretary and Director

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2005, 2004 and 2003 by our Chief Executive Officer and our other executive officer (the “Named Executive Officers”).

Long-Term Compensation Awards
		Annual Compensation		Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)	Underlying Options (#)

Robert P. LoCascio Chief Executive Officer	2005 2004 2003	225,000 225,000 205,000	68,400 55,000 62,000	250,000 — —

Timothy E. Bixby President and Chief Financial Officer	2005 2004 2003	225,000 225,000 205,000	68,400 55,000 62,000	145,000 — —

Option Grants in the 2005 Fiscal Year

The following table sets forth information regarding exercisable and unexercisable stock options granted to each of the Named Executive Officers in the 2005 Fiscal Year. No stock appreciation rights were granted to the Named Executive Officers during the 2005 Fiscal Year. Potential realizable values are computed by (1) multiplying the number of shares of Common Stock subject to a given option by the market price or assumed fair market value on the date of grant, (2) assuming that the aggregate stock value derived from that calculation compounds annually for the entire term of the option and (3) subtracting from that result the aggregate option exercise price.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Robert P. LoCascio(2)	250,000	11.5	2.92	January 27, 2015	459,093	1,163,432
Timothy E. Bixby (2)	145,000	6.7	2.92	January 27, 2015	266,274	674,791

(1)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock prices. These amounts represent assumed rates of appreciation in the value of our Common Stock from the exercise price (the market price on the date of grant). Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock. The amounts reflected in the table may not necessarily be achieved.

(2)	Twenty-five percent of the option vested on January 27, 2006 and the remainder will vest in three equal installments on each anniversary thereof.

Aggregated Option Exercises During the 2005 Fiscal Year and Year-End Option Values

The following table provides certain summary information concerning stock options exercised during the 2005 Fiscal Year and stock options held at December 31, 2005 by each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of our Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares underlying the option. The value of each unexercised in-the-money option at December 31, 2005 is based on the market value of our Common Stock at December 31, 2005, less the exercise price of the option, multiplied by the number of shares underlying the option.

			Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. LoCascio	—	—	—	250,000	—	672,500
Timothy E. Bixby	125,550	624,950	1,080,750	213,750	4,809,540	726,238

(1)	The last quoted bid price of our Common Stock on The Nasdaq Capital Market on the last trading day of the 2005 Fiscal Year was $5.61 per share.

Employment Agreements

Robert P. LoCascio, our Chief Executive Officer, is employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on December 31, 2001, our agreement with Mr. LoCascio extended automatically for one-year terms beginning on each of January 1 in 2002 through 2006. The agreement will again automatically extend on January 1, 2007 for a one-year term, unless either we or Mr. LoCascio gives notice not to extend the term of the agreement. Pursuant to the agreement, Mr. LoCascio is entitled to receive an annual base salary of not less than $125,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. LoCascio’s annual salary at $275,000, effective January 2006. If Mr. LoCascio is terminated by us without cause or following a material change or diminution in his duties, a reduction in his salary or bonus, or if we are sold or following a change in control of our company, or if we relocate him to a location outside the New York metropolitan area, we must pay him an amount equal to the amount of his salary for the 12 months following the date of termination, and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three monthly installments beginning 30 days after his termination. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Timothy E. Bixby, our President and Chief Financial Officer, is employed pursuant to an employment agreement entered into as of June 23, 1999, which shall continue until it is terminated by either party. Pursuant to the agreement, Mr. Bixby is entitled to receive an annual base salary of not less than $140,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. Bixby’s annual salary at $275,000, effective January 2006. Mr. Bixby is also eligible to receive long-term incentive awards determined by our Board consisting of options to purchase Common Stock. If Mr. Bixby is terminated following a change in control of our company or if he terminates his employment with us following a reduction in his salary or a material change or diminution in his duties, all of his options then outstanding will vest immediately, and we must pay him a lump-sum amount equal to his annual salary, and the pro rata portion of the bonus he would have been entitled to receive for the year in which the termination occurred. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Bixby’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors during the 2005 Fiscal Year were Mr. Berns, Mr. Gill and Mr. Wesemann. None of these members was an officer or employee of LivePerson during the 2005 Fiscal Year or at any time prior to that. No executive officer of LivePerson serves or has served during the 2005 Fiscal Year as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is composed of three independent non-employee directors. It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company’s executive officers under the Company’s 2000 Stock Incentive Plan.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Generally, each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2005 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in comparable companies, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is reviewed each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers.

Annual Incentives. Bonuses for executive officers are based on the Company’s actual performance compared to plan.

Long Term Incentives. Stock option grants are made by the Compensation Committee to the Company’s executive officers, generally upon hire, upon a material change in responsibilities or at other times at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in its business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Generally, each option becomes exercisable in a series of installments over a 4-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation. In setting the total compensation payable to the Company’s Chief Executive Officer for the 2005 Fiscal Year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similar companies, while at the same time assuring that an appropriate percentage of compensation was tied to Company performance and stock price appreciation.

The Compensation Committee sought to maintain Robert P. LoCascio’s base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. LoCascio’s base salary, it is the Compensation Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. The remaining components of Mr. LoCascio’s 2005 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Mr. LoCascio is eligible for a cash bonus for each year conditioned on the Company’s attainment of certain goals with additional consideration to be given to individual business plan objectives.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the 2005 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the fiscal year ending December 31, 2006 will exceed that limit. The Company’s 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, certain stock grants (such as restricted stock) may be made in a manner to qualify as performance-based compensation not subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Steven Berns Emmanuel Gill William G. Wesemann

April 20, 2006

Stock Performance Graph

The graph depicted below compares the annual percentage changes in the Company’s cumulative total stockholder return with the cumulative total return of the Standard & Poor’s SmallCap 600 Index and the Standard & Poor’s Information Technology Index.

Notes:

(1)	The graph covers the period from December 31, 2000 to December 31, 2005.

(2)
The graph assumes that $100 was invested at the market close on December 31, 2000 in the Company’s Common Stock, in the Standard & Poor’s SmallCap 600 Index and in the Standard & Poor’s Information Technology Index, and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock.

(3)	Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: Steven Berns, Emmanuel Gill and Kevin C. Lavan (Chair). Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is a “financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available in the “About Us—Corporate Governance” section of our website.

Review of the Company’s Audited Consolidated Financial Statements for the 2005 Fiscal Year

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2005 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm for the 2005 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and the Audit Committee has discussed with BDO Seidman, LLP the independence of that firm from the Company.

Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2005 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Steven Berns Emmanuel Gill Kevin C. Lavan

April 20, 2006

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports which LivePerson has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the 2005 Fiscal Year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2005 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its Common Stock, except that Messrs. Bixby and LoCascio each filed one Form 4 nineteen days late with respect to a grant of stock options.

Certain Relationships And Related Transactions

None.

PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. On February 3, 2005, KPMG LLP informed the Audit Committee that KPMG LLP declined to be appointed in the same capacity for the fiscal year ending December 31, 2005. KPMG LLP’s decision not to stand for re-appointment was approved by the Audit Committee. The client-auditor relationship between LivePerson and KPMG LLP ceased upon completion of the audit of LivePerson management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, and the issuance on May 2, 2005 of KPMG LLP’s report thereon. The audit reports on LivePerson’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits for the fiscal year ended December 31, 2004 and the subsequent interim period through May 2, 2005, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its report. During the fiscal year ended December 31, 2004 and the subsequent interim period through May 2, 2005, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

During the fiscal year ended December 31, 2004 and the subsequent interim period through the date of engagement of BDO Seidman, LLP, there were no consultations by LivePerson or anyone on its behalf with BDO Seidman, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on LivePerson’s financial statements.

Although stockholder ratification of the Audit Committee’s appointment of BDO Seidman, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company by BDO Seidman, LLP and KPMG LLP for Services Rendered during the Fiscal Years Ending December 31, 2005 and 2004

Audit Fees

An aggregate of $325,398 was billed by BDO Seidman, LLP for the fiscal year ending December 31, 2005 for professional services rendered for the audit of the Company’s annual consolidated financial statements, including management's assessment on Internal Control over Financial Reporting, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

An aggregate of $26,640 and $546,124 was billed by KPMG LLP for the fiscal years ending December 31, 2005 and 2004, respectively, for professional services rendered for the audits of the Company’s annual consolidated financial statements, including management's assessment on Internal Control over Financial Reporting, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

An aggregate of $9,500 and $9,500 was billed by KPMG LLP for the fiscal years ending December 31, 2005 and 2004, respectively, for assurance and related services that were reasonably related to the performance of the audits or review of the Company’s financial statements, and not reported under the heading “Audit Fees” above. KPMG LLP's Israeli affiliate provided SAS 75 technology audit services.

Tax Fees

An aggregate of $30,000 and $72,150 was billed by KPMG LLP for the fiscal years ending December 31, 2005 and 2004, respectively, for tax compliance, tax consulting and tax planning services.

All Other Fees

No fees were billed for the fiscal years ending December 31, 2005 and 2004 for services other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the Audit Committee’s selection of BDO Seidman, LLP.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2005 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company’s principal executive offices located at 462 Seventh Avenue, New York, New York 10018. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company’s principal executive offices located at 462 Seventh Avenue, New York, New York 10018.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 15, 2006. Stockholders may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company’s principal executive offices located at 462 Seventh Avenue, New York, New York 10018.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

By Order of the Board of Directors Timothy E. Bixby President, Chief Financial Officer, Secretary and Director
Dated: April 21, 2006

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 23, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 23, 2006 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088), on Tuesday, May 23, 2006 at 10:00 a.m. Eastern Daylight time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

(CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM ENDING IN THE YEAR 2009 OR IN EACH CASE UNTIL THE DIRECTOR’S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED;

NOMINEES:
KEVIN C. LAVAN
ROBERT P. LOCASCIO

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS WRITTEN BELOW TO THE CONTRARY) ☐

_______________________________ Instruction: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided at left.

WITHHOLD AUTHORITY TO VOTE  ☐
FOR ALL NOMINEES LISTED ABOVE

2. TO RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE AND A VOTE FOR ALL OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE (INCLUDING NOT WITHHOLDING AUTHORITY TO VOTE FOR THE DIRECTOR NOMINEES), THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ABOVE AND FOR ALL OF THE LISTED PROPOSALS.

Date:
Signature (title, if any)	Signature, if held jointly

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME).